UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  April 26, 2012 (April 25, 2012)

EMCLAIRE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, PA	16373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 867-2311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP.
CURRENT REPORT ON FORM 8-K

ITEM 5.07.  Submission of Matters to a Vote of Security Holders

The Emclaire Financial Corp. (the Corporation) Annual Meeting of Shareholders was held on April 25, 2012.  At the annual meeting, 1,207,316 shares of common stock, or 68.91% of the 1,751,908 shares of common stock outstanding and entitled to vote at the annual meeting, were voted in person or by proxy.

Set forth below are the matters which were acted upon by the Corporation’s shareholders at the annual meeting:

1.	Election of three (3) directors to serve for three-year terms, and one (1) director to serve for a one-year term and until their successors are duly elected and qualified; and

2.	Ratification of the selection of Crowe Horwath LLP, Certified Public Accountants, as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2012.

As to proposal number one, the following directors were elected for a three-year term expiring in 2015:

Name	Shares For	Shares Withheld	Broker Non-vote
Ronald L. Ashbaugh	947,603	12,295	247,418
George W. Freeman	954,914	4,984	247,418
Brian C. McCarrier	957,724	2,174	247,418

In addition, William C. Marsh was elected for a one-year term expiring in 2013 with 956,384 shares for, 3,514 shares withheld and 247,418 broker non-votes.

Proposal number two, the recommendation of the Board of Directors to ratify the appointment of Crowe Horwath, LLP as the Corporation’s independent registered public accounting firm, was approved with 1,203,255 shares in favor, 3,657 shares against and 404 shares abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

Date: April 26, 2012	William C. Marsh
	Name:	William C. Marsh
	Title:	Chairman of the Board
President and Chief Executive Officer